Exhibit 10.3

Service Agreement

This agreement (this “Agreement”) is effective as of the Effective Date (as defined below)

BETWEEN:

Foundation Sports Systems LLC, a Massachusetts limited liability company (the “Company”)

AND:

Jaana K. Gilbert, an individual residing in North Carolina (the “Executive”)

A.	The Company has offered to Executive the position of Principal Engineer of the Company.

B.	The Company and the Executive wish to formally record the terms and conditions upon which the Executive will be hired by the Company and serve as the Principal Engineer of the Company.

C.	Each of the Company and the Executive has agreed to the terms and conditions set forth in this Agreement, as evidenced by their respective execution hereof.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article 1

DESCRIPTION OF POSITION, ROLE

(a)	Employment of the Executive. Effective from the date on which the Company is acquired by Slinger Bag Inc. or one of its affiliates and reporting directly to the President of Foundation Sports Systems, the Executive will serve as the Principal Engineer of the Company on the terms and subject to the conditions of this Agreement;

(b)	The Executive’s primary responsibilities include providing the continued development to ensure the reliable operation and marketability of the Foundation Core, continued development as required by the Company’s relationship with Square, and the ensure on-going compatibility with the Company’s PlayTennisConnect app, in each case subject to, and in accordance with, applicable laws and regulations.

(c)	The Executive will faithfully, honestly and diligently serve the Company, co-operate with the Slinger Bag group and Company and utilize maximum professional skill and care to ensure that all services rendered hereunder are to the satisfaction of the Company, acting reasonably. The Executive will provide any other services not specifically mentioned herein, but, which by reason of the Executive’s capability, the Executive knows or ought to know to be necessary to ensure that the best interests of the Company are maintained at all times.

(d)	The Executive will assume, obey, implement and execute such duties, directions, responsibilities, procedures, policies and lawful orders as may be determined or given from time to time by the President of the Company.

(e)	The Executive will report the results of her duties hereunder to the President of the Company.

(f)	The Executive’s primary role covers the Company, but to the extent requested by the President of the Company, the chief executive officer of Slinger Bag Inc. or the board or directors of Slinger Bag Inc., the Executive will devote such of his/her time, skills, expertise and experience as is requested to all the Company’s group entities (currently Slinger Bag Inc, Slinger Bag Americas Inc, Slinger Bag Ltd (Israel), Slinger Bag Canada Inc, Slinger Bag International (UK) Inc), as well as any future acquisitions the company may make or subsidiaries or affiliates the Company may establish.

Article 2

COMPENSATION

2.1 Remuneration.

i.	Salary: The Executive shall be paid a “base salary” of U.S. $150,000.00 per annum. This, (together with any increases thereto as hereinafter provided) will be noted as “Base Salary”. The Base Salary shall be payable in accordance with the Company’s normal payroll procedures in effect from time to time.

ii.	vacation: The Executive shall be entitled to 2 weeks paid vacation on an annual basis for the first 3 years of this agreement, after which the entitlement increases to 3 weeks annually, and after 7 years to 4 weeks. While Executives are strongly encouraged to take their full vacation entitlement within the calendar year, in circumstances where full entitlement is not used by end of fiscal year end (April 30th) of year following entitlement, any unused days shall – at Executive’s option- be either (a) carried forward to the following year, or (2) paid out in cash (at Executive’s prorated base salary).

iii.	Pension contribution: as the Company does not (as yet) have a formal Executive Pension Plan, the Company will contribute 5.0% of the Executive’s Base Salary (on an annualized basis) to a self- directed pension plan at the financial institution of the Executive’s choosing. The information regarding the pension plan shall be provided to the payroll team who will execute the payments into the pension plan via adp payroll or other method of the Company’s choosing.

2.2	Incentive Plans: The Executive will be entitled to participate in the Company’s annual incentive plan at a 15% of Base Salary eligibility level. The plan has components of both company and individual performance targets. The final payout may vary up or down based on the performance against targets, but at 100% achievement level, the Executive is eligible for a 15% performance bonus. Specific targets for the 2021-2022 plan (for year ending April 30, 2022) are being finalized, but the principles of the plan are targets each with a “floor, target, & ceiling parameter”. Payouts are calculated based on Base Salary at time of plan finalization, with each component measured against audited year end results. In cases where the eligible Executive’s employment period is less than 52 weeks, bonus eligibility will be prorated on weeks of service with the company divided by 52.

2.3	Other Renumeration:

i.	“Employer Benefit Plan” the Executive shall be eligible to participate in standard executive benefit plans (for U.S. based executives), such plan to include without limitation, group medical, prescription drug, dental & vision care, life and permanent disability insurance as well as the above noted pension plan. As the Company currently does not have a plan in place, the Executive shall seek individual coverage for the above noted items and shall be re-imbursed by the Company for such costs.

ii.	Out of pocket expenses: Executive shall be re-imbursed for all reasonable business expenses incurred in connection with his duties to the company. This includes mobile phone costs, costs of home office, travel related expenses, or any other expense incurred on behalf of the company.

ARTICLE 3

[RESERVED]

CONFIDENTIALITY AND NON-COMPETITION

4.1 Maintenance of Confidential Information.

a)	The Executive acknowledges that, in the course of performing his/her obligations hereunder, the Executive may, either directly or indirectly, have access to and be entrusted with confidential information (whether oral, written or by inspection) relating to the Company or its respective affiliates, associates or customers (the “Confidential Information”).

b)	The Executive acknowledges that, the Company’s Confidential Information constitutes a proprietary right, which the Company is entitled to protect. Accordingly, the Executive covenants and agrees that, as long as he/she works for the Company, the Executive will keep in strict confidence the Company’s Confidential Information and will not, without prior written consent of the Company, disclose, use or otherwise disseminate the Company’s Confidential Information, directly or indirectly, to any third party

c)	The Executive agrees that, upon termination of his/her services for the Company (for whatever reason), he/she will immediately surrender to the Company or, at the Executive’s option, destroy all Company Confidential Information then in his/her possession or under his/her control. In the event that Executive destroys Confidential Information, Executive shall promptly (and, in any event, within 10 days of termination) confirm such destruction to the Company in writing.

4.2 Exceptions. The general prohibition contained in Section 4.1 against the unauthorized disclosure, use or dissemination of the Company’s Confidential Information will not apply in respect of any Company Confidential Information that:

(a)	is available to the public generally;

(b)	becomes part of the public domain through no fault of the Executive;

(c)	is already in the lawful possession of the Executive at the time of receipt of the Company’s Confidential Information; or

(d)	is compelled by applicable law or regulation to be disclosed, provided that the Executive gives the Company prompt written notice of such requirement prior to such disclosure and provides commercially reasonable assistance at the request and expense of the Company, in obtaining an order protecting the Company’s Confidential Information from public disclosure.

ARTICLE 5

TERM AND TERMINATION

5.1 Term. Executive’s employment pursuant to this Agreement shall be for a period of 12 months, which shall renew for successive periods of 12 months upon mutual agreement in writing that is signed by both parties no less than two months prior to the end of the applicable term.

5.2 Termination of Employment. Notwithstanding the term set forth in clause 5.1, the Executive’s employment may be terminated as follows:

(a)	Termination by the Company

(i)	For Cause: The Company may terminate the Executive’s employment for Cause.

(b)	Termination by the Executive

(i)	For Good Reason. The Executive may terminate the Executive’s employment with the Company for Good Reason.

(ii)	Without Good Reason. The Executive may voluntarily terminate his employment with the Company at any time by giving the Company 120 days prior written Notice of the termination.

(c)	Termination Upon Death or Disability

(i)	Death. The Executive’s employment shall terminate upon the Executive’s death.

(ii)	Disability. The Company may terminate the Executive’s employment upon the Executive’s Disability.

(d)	For the purpose of this Article 5, “Cause” means:

(i)	Breach of Agreement. Executive’s material breach of Executive’s obligations of this Agreement, not cured after 30 days’ Notice from the Company.

(ii)	Gross Negligence. Executive’s gross negligence in the performance of Executive’s duties.

(iii)	Crimes and Dishonesty. Executive’s conviction of or plea of guilty to any crime involving, dishonesty, fraud or moral turpitude.

(iv)	In the event of termination of this agreement for Cause, the Company may terminate the Executive’s employment immediately upon written notice.

(e)	For the purpose of this Article 5, “Good Reason” means:

(i)	Breach of Agreement. The Company’s material breach of this Agreement, which breach has not been cured by the Company within 30 days after receipt of written notice specifying, in reasonable detail, the nature of such breach or failure from Executive.

(ii)	Non-Payment. The failure of the Company to pay any amount due to Executive hereunder, which failure persists for 30 days after written notice of such failure has been received by the Company.

ARTICLE 6

MUTUAL REPRESENTATIONS

6.1 The Executive represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof

(a)	will not constitute a default under or conflict with any agreement or other instrument to which he is a party or by which he is bound; and

(b)	do not require the consent of any person or entity.

6.2 The Company represents and warrants to the Executive that this Agreement has been duly authorized, executed and delivered by the Company and that the fulfillment of the terms hereof

a)	will not constitute a default under or conflict with any agreement of other instrument to which it is a party or by which it is bound; and

b)	do not require the consent of any person of entity.

6.3 Each party hereto warrants and represents to the other that this Agreement constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless if enforcement is sought in proceeding in equity or at law).

ARTICLE 7

NOTICES

7.1 Notices. All notices required or allowed to be given under this Agreement must be made either personally by delivery to or by facsimile transmission to the address as hereinafter set forth or to such other address as may be designated from time to time by such party in writing:

(a)	in the case of the Company, to:

Slinger Bag Inc. to be provided under separate cover within three days after the date hereof; in the event that Executive does not receive notice of address within such period, then Executive shall be entitled to send any notice to any email address of the Company known to Executive and the sending of any such notice shall constitute receipt of notice whether the Company receives such notice or not.

(b)	and in the case of the Executive, to the Executive’s last residence address known to the Company or the Executive’s personal email address held by the company.

7.2 Change of Address. Any party may, from time to time, change its address for service hereunder by written notice to the other party in the manner aforesaid.

ARTICLE 8

GENERAL

8.1	Further Assurances. Each party hereto will promptly and duly execute and deliver to the other party such further documents and assurances and take such further action as such other party may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created hereby.

8.2	Waiver. No provision hereof will be deemed waived and no breach excused, unless such waiver or consent excusing the breach is made in writing and signed by the party to be charged with such waiver or consent. A waiver by a party of any provision of this Agreement will not be construed as a waiver of a further breach of the same provision.

8.3	Amendments in Writing. No amendment, modification or rescission of this Agreement will be effective unless set forth in writing and signed by the parties hereto.

8.4	Assignment. Except as herein expressly provided, the respective rights and obligations of the Executive and the Company under this Agreement will not be assignable by either party without the written consent of the other party and will, subject to the foregoing, inure to the benefit of and be binding upon the Executive and the Company and their permitted successors or assigns. Nothing herein expressed or implied is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement. For the avoidance of doubt, it is agreed that in the event that the Company participates in a merger, acquisition, restructuring, reorganization or other transaction in which the Company is merged into, sold to or otherwise becomes part of or owned by another company or entity, this Agreement will remain in force and be binding on any such successor, surviving or acquiring company or entity.

8.5	Severability. In the event that any provision contained in this Agreement is declared invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, such provision will be deemed not to affect or impair the validity or enforceability of any other provision of this Agreement, which will continue to have full force and effect.

8.6	Headings. The headings in this Agreement are inserted for convenience of reference only and will not affect the construction or interpretation of this Agreement.

8.7	Number and Gender. Wherever the singular or masculine or neuter is used in this Agreement, the same will be construed as meaning the plural or feminine or a body politic or corporate and vice versa where the context so requires.

8.8	Time. Time is of the essence in this Agreement.

8.9	Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of New York without reference to its conflicts of laws principles or the conflicts of laws principles of any other jurisdiction, and each of the parties hereto expressly attorns to the jurisdiction of the courts of the State of New York. The sole and exclusive place of jurisdiction in any matter arising out of or in connection with this Agreement will be the applicable State of New York or federal court.

8.10	This Agreement (including all Annexes thereto) constitutes the entire agreement between the Parties with respect to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to this matter.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first above written.

Foundation Sports Systems LLC

______________________

Charlie Ruddy Title: President

Agreed and accepted

__________________________                Jaana K. Gilbert Title: Principal Engineer